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HANCOCK FABRICS, INC.                                        EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
(unaudited)
- - --------------------------------------------------------------------------
(dollars in thousands, except for                  Thirteen Weeks Ended
  per share amounts)                             ------------------------
                                                    May 1,        May 2,
                                                     1994          1993
- - --------------------------------------------------------------------------

Primary earnings per share

  Net earnings................................   $     1,024   $       809
                                                 ===========   ===========
  Weighted average number of
   common shares outstanding
   during period..............................    21,443,139    21,338,354

  Additional shares attributable
   to common stock equivalents................        91,195       156,995

  Shares attributable to tax
   effect of restricted stock and
   related deferred compensation..............      (386,543)     (306,767)
                                                 -----------   -----------
                                                  21,147,791    21,188,582
                                                 ===========   ===========
  Earnings per share..........................   $      0.05   $      0.04
                                                 ===========   ===========
- - --------------------------------------------------------------------------
Fully diluted earnings per share

  Net earnings................................   $     1,024   $       809
                                                 ===========   ===========
  Weighted average number of
   common shares outstanding
   during period..............................    21,443,139    21,338,354

  Additional shares attributable
   to common stock equivalents................        91,211       156,739

  Shares attributable to tax
   effect of restricted stock and
   related deferred compensation..............      (386,543)     (306,767)
                                                 -----------   -----------
                                                  21,147,807    21,188,326
                                                 ===========   ===========
  Earnings per share..........................   $      0.05   $      0.04
                                                 ===========   ===========